EXHIBIT 13.2

                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 2003
          AGGREGATE TOTALS FOR FISCAL YEAR 01 OCT 2002 TO 30 SEPT 2003



NOTES
                   FV OUTSTANDING (USD)   BOND FACTOR AS AT    COUPON RATE AS AT
                    AS AT SEPT 30, 2003     SEPT 30, 2003        SEPT 30, 2003
                    -------------------     -------------        -------------
Class A Notes          925,824,349.98         88.173748%            1.40925%

                   FV OUTSTANDING (AUD)   BOND FACTOR AS AT    COUPON RATE AS AT
                    AS AT SEPT 30, 2003     SEPT 30, 2003        SEPT 30, 2003
                    -------------------     -------------        -------------
Class B Notes           26,000,000.00        100.000000%            5.37414%
Class C Notes            9,000,000.00        100.000000%            5.57414%


NOTES
                        COUPON PAYMENTS     PRINCIPAL
                             (USD)         PAYMENTS (USD)      CHARGE OFFS (USD)
                        ---------------     -------------      -----------------
Class A Notes            5,178,993.75     124,175,650.02                0.00

                        COUPON PAYMENTS     PRINCIPAL
                             (AUD)         PAYMENTS (AUD)      CHARGE OFFS (AUD)
                        ---------------    -------------       -----------------
Class B Notes              482,347.47              0.00                0.00
Class C Notes              173,180.13              0.00                0.00



PRINCIPAL COLLECTIONS INFORMATION IN AUD AGGREGATED TO THE DATE
OF THE LAST PAYMENT

Scheduled Principal Payments                                       13,317,934.78
Unscheduled Principal Payments                                    207,407,021.96
Redraws                                                             9,668,840.55

Principal Collections                                             211,056,116.19


TOTAL AVAILABLE PRINCIPAL IN AUD

Principal Collections                                             211,056,116.19
Principal Charge Offs                                                       0.00
Principal Draw                                                      3,230,760.50
Pay back of Principal Draws                                                 0.00
Total Available Principal                                         207,825,355.69

Principal Distributed                                             207,825,355.69
Principal Retained                                                          0.00


TOTAL AVAILABLE FUNDS IN AUD

Available Income                                                   35,276,409.07
Principal Draw                                                      3,230,760.50
Liquidity Draw                                                              0.00

Total Available Funds                                              38,507,169.57


REDRAW & LIQUIDITY FACILITIES IN AUD

Redraw Shortfall                                                            0.00
Redraw Carryover Charge Offs                                                0.00